UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Wynn Resorts, Limited

(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Elaine P. Wynn Urges Shareholders to Vote WITHHOLD on Wynn Resorts Legacy Director John J. Hagenbuch at Upcoming Annual Meeting

Shareholders can Send an Important Message to Board of Directors About Future

Direction of Wynn at Annual Meeting

LAS VEGAS – May 14, 2018 – Elaine P. Wynn, co-founder and the largest shareholder of Wynn Resorts, Limited (NASDAQ: WYNN) (“Wynn Resorts,” “Wynn,” the “Company”), today published a letter to all shareholders reiterating her concerns about the longstanding legacy directors of Wynn Resorts and encouraging her fellow shareholders to vote WITHHOLD on Wynn legacy director John J. Hagenbuch, who is up for re-election at Wynn’s annual meeting of shareholders scheduled for Wednesday, May 16, 2018, in Las Vegas, Nevada.

In the letter, Ms. Wynn summarizes her case for change, highlights commentary from independent third parties and urges shareholders to send a signal to the Wynn Resorts board that change is needed.

A copy of the letter follows:

May 14, 2018

Dear Fellow Wynn Resorts Shareholders,

Over the last several weeks, I have outlined why I believe change is needed at Wynn Resorts. And as we quickly approach the annual meeting of shareholders, it is time for us to express our voice and send a message to the company’s most senior leadership. Are we willing to accept a continuation of the practices and service by the same people that, in my view, led to a serious crisis at the Company? Or is it time to move past the long-standing legacy directors and install new board members that will fulfill their responsibility to all of us?

My position is clear. We need change. I believe shareholders who want to move beyond the problems of the past – those that support objective board oversight, a diverse and healthy work environment, and respect for shareholder rights – must stand up and vote WITHHOLD on John Hagenbuch.

As I have expressed in my previous correspondence, Mr. Hagenbuch represents all that is wrong with the long-serving legacy directors. Not only did they fail to properly address the alleged misconduct against Mr. Wynn, they’ve continued to act in a manner that puts the Company, its employees, and its brand at risk. Some of the more recent actions include:

•	Naming John Hagenbuch to the special committee of the board charged with investigating the alleged misconduct against Mr. Wynn, despite Mr. Hagenbuch’s friendship and close connections with Mr. Wynn;
•	Appointing Mr. Wynn’s childhood friend, D. Boone Wayson, as Chairman of the Board; and,
•	Considering a misguided sale of Wynn Boston Harbor, apparently to avoid the regulatory scrutiny by the Massachusetts Gaming Commission of the Company’s (including the board’s) conduct before and after the alleged improper conduct.

With the annual meeting only days away, I ask one simple questions of you: Which side of history do you want to be on? I urge you to vote for positive change and not allow the longstanding legacy board members to remain in place and continue to wield significant influence at the Company.

I have been humbled by the support that my campaign has received over the past few weeks from research firms, commentators and analysts. I have added to this letter a collection of statements from independent third parties that I encourage you to read and consider as you make your voting decisions.

Please join me in restoring Wynn Resorts and positioning it to fully realize its future potential by supporting my campaign to WITHHOLD votes with respect to legacy director nominee John J. Hagenbuch.

Thank you in advance for your support.

Sincerely,

Elaine P. Wynn

***

Independent Third-Party Comments*

•	“This election will serve as a referendum not only on whether the current board has done enough to stem the fallout of the accusations against Steve Wynn, but also on whether the current board composition is sufficiently robust to minimize the possibility that similar issues reemerge in the future.” – Institutional Shareholder Services (“ISS”), 5/5/18 (URL: http://www.restorewynn.com/app/uploads/2018/05/May-6-Release-EW-ISS-Release-FINAL.pdf)

•	“In this environment, the optics matter. You can’t have Wynn’s friends investigating the allegations. Elaine is absolutely right that the board needs to be refreshed and the legacy directors should go.” – Prof. Charles Elson, Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware, as quoted in With Steve Wynn Gone, ‘Queen of Las Vegas’ Does Boardroom Battle, The New York Times, 5/10/18 (URL: https://www.nytimes.com/2018/05/10/business/steve-wynn-elaine-wynn.html)

•	“The relationship between Wayson and Wynn could still play a role in the company’s future. Regulators in Nevada, Macau and Massachusetts are investigating the allegations of sexual harassment, including questions of what other Wynn executives and board members knew about the behavior.” Wynn Resorts’ Next Battle: Friends of Steve Who Remain on Board, Bloomberg, 4/24/18 (URL: https://www.bloomberg.com/news/articles/2018-04-24/wynn-resorts-next-battle-friends-of-steve-who-remain-on-board)

•	“But to praise the legacy directors for responding appropriately would also be in many ways like praising someone in a burning building for appropriately calling the fire brigade. Such self-praise begs the question of what other alternatives were available to the board in the months that followed Steve Wynn's departure. Though the board acted swiftly when faced with a crisis, the legacy directors apparently failed to change the batteries of the smoke detectors well before the fire broke out.” – ISS, 5/5/18 (URL: http://www.restorewynn.com/app/uploads/2018/05/May-6-Release-EW-ISS-Release-FINAL.pdf)

•	“[W]e consider a concerted vote opposing the continued service of a director personally linked to Mr. Wynn and certain of the Company's greater oversight failures would send a more pronounced message that investors seek a clearer break from the status quo.” – Glass, Lewis & Co., LLC, 5/3/18 (URL: http://www.restorewynn.com/app/uploads/2018/05/EW-GL-press-release-FINAL.pdf)

* Elaine Wynn has neither sought nor obtained consent from any third party to use previously published information as proxy soliciting material.

Important Additional Information

Elaine P. Wynn is a participant in the solicitation of proxies from the shareholders of Wynn Resorts, Limited (the “Company”) in connection with the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”). On April 27, 2018, Ms. Wynn filed a definitive proxy statement (the “Definitive Proxy Statement”) and form of BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s shareholders. A description of Ms. Wynn’s direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement. MS. WYNN STRONGLY ENCOURAGES THE COMPANY’S SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Definitive Proxy Statement and any other relevant documents at no charge from the SEC’s website at www.sec.gov or by contacting Ms. Wynn’s proxy solicitor MacKenzie Partners, Inc. at wynn@mackenziepartners.com or by calling toll-free (800) 322-2885 or collect (212) 929-5500.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Ms. Wynn’s proxy materials,
please contact MacKenzie Partners, Inc. at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com